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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         MERISTAR HOTELS & RESORTS, INC

                             MERISTAR BROOKLYN, INC
                                       AND

                        BRIDGESTREET ACCOMMODATIONS, INC.


                           DATED AS OF MARCH 23, 2000


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                                TABLE OF CONTENTS


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ARTICLE I  THE MERGER.................................................................................2

  SECTION 1.1  THE MERGER.............................................................................2
  SECTION 1.2  EFFECTIVE DATE.........................................................................2
  SECTION 1.3  EFFECT OF THE MERGER...................................................................2
  SECTION 1.4  CERTIFICATE OF INCORPORATION, BY-LAWS..................................................4
  SECTION 1.5  DIRECTORS AND OFFICERS.................................................................4
  SECTION 1.6  EFFECT ON CAPITAL STOCK................................................................4
  SECTION 1.7  EXCHANGE OF CERTIFICATES...............................................................7
  SECTION 1.8  STOCK TRANSFER BOOKS...................................................................9
  SECTION 1.9  NO FURTHER OWNERSHIP RIGHTS IN COMMON STOCK............................................9
  SECTION 1.10 LOST, STOLEN OR DESTROYED CERTIFICATES.................................................9
  SECTION 1.11 TAKING OF NECESSARY ACTION; FURTHER ACTION.............................................9
  SECTION 1.12 STOCKHOLDERS' MEETING; REGISTRATION STATEMENT.........................................10
  SECTION 1.13 MATERIAL ADVERSE EFFECT...............................................................12

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................12

  SECTION 2.1  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES..........................................12
  SECTION 2.2  CERTIFICATE OF INCORPORATION AND BY-LAWS..............................................13
  SECTION 2.3  CAPITALIZATION........................................................................13
  SECTION 2.4  AUTHORITY RELATIVE TO THIS AGREEMENT..................................................14
  SECTION 2.5  NO CONFLICT; REQUIRED FILINGS AND CONSENTS............................................15
  SECTION 2.6  COMPLIANCE, PERMITS...................................................................16
  SECTION 2.7  SEC FILINGS; FINANCIAL STATEMENTS.....................................................17
  SECTION 2.8  ABSENCE OF CERTAIN CHANGES OR EVENTS..................................................17
  SECTION 2.9  NO UNDISCLOSED LIABILITIES............................................................18
  SECTION 2.10 ABSENCE OF LITIGATION.................................................................19
  SECTION 2.11 EMPLOYEE BENEFIT PLANS, EMPLOYMENT AGREEMENTS.........................................19
  SECTION 2.12 EMPLOYMENT AND LABOR MATTERS..........................................................22
  SECTION 2.13 PROXY STATEMENT AND REGISTRATION STATEMENT............................................22
  SECTION 2.14 RESTRICTIONS ON BUSINESS ACTIVITIES...................................................23
  SECTION 2.15 TITLE TO PROPERTY.....................................................................23
  SECTION 2.16 TAXES.................................................................................24
  SECTION 2.17 ENVIRONMENTAL MATTERS.................................................................26
  SECTION 2.18 INTELLECTUAL PROPERTY.................................................................27
  SECTION 2.19 INTERESTED PARTY TRANSACTIONS.........................................................28
  SECTION 2.20 INSURANCE.............................................................................28
  SECTION 2.21 OPINION OF FINANCIAL ADVISER..........................................................29
  SECTION 2.22 BROKERS...............................................................................29
  SECTION 2.23 SECTION 203 OF DELAWARE LAW NOT APPLICABLE............................................29
  SECTION 2.24 INVESTMENT COMPANY ACT................................................................29
  SECTION 2.25 VOTE REQUIRED.........................................................................29

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF  PARENT AND ACQUISITION SUB...........................30

  SECTION 3.1  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES..........................................30
  SECTION 3.2  CERTIFICATE OF INCORPORATION AND BY-LAWS..............................................30
  SECTION 3.3  CAPITALIZATION OF PARENT..............................................................30
  SECTION 3.4  AUTHORITY RELATIVE TO THIS AGREEMENT..................................................31
  SECTION 3.5  NO CONFLICT, REQUIRED FILINGS AND CONSENTS............................................32
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   SECTION 3.6  COMPLIANCE, PERMITS..................................................................33
   SECTION 3.7  SEC FILINGS; FINANCIAL STATEMENTS....................................................34
   SECTION 3.8  ABSENCE OF CERTAIN CHANGES OR EVENTS.................................................34
   SECTION 3.9  NO UNDISCLOSED LIABILITIES...........................................................34
   SECTION 3.10 ABSENCE OF LITIGATION................................................................35
   SECTION 3.11 EMPLOYMENT AND LABOR MATTERS.........................................................35
   SECTION 3.12 PROXY STATEMENT AND REGISTRATION STATEMENT...........................................36
   SECTION 3.13 TAXES................................................................................36
   SECTION 3.14 ENVIRONMENTAL MATTERS................................................................37
   SECTION 3.15 INTERESTED PARTY TRANSACTIONS........................................................37
   SECTION 3.16 INSURANCE............................................................................37
   SECTION 3.17 BROKERS..............................................................................37
   SECTION 3.18 INVESTMENT COMPANY ACT...............................................................38
   SECTION 3.19 NO PRIOR ACTIVITIES; FINANCING.......................................................38

ARTICLE IV  CONDUCT OF BUSINESS......................................................................39

   SECTION 4.1  CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER................................39
   SECTION 4.2  CONDUCT OF BUSINESS BY PARENT PENDING THE MERGER.....................................42
   SECTION 4.3  NO SOLICITATION; ACQUISITION PROPOSALS...............................................44

ARTICLE V  ADDITIONAL AGREEMENTS.....................................................................46

   SECTION 5.1  HSR ACT..............................................................................46
   SECTION 5.2  ACCESS TO INFORMATION; CONFIDENTIALITY...............................................46
   SECTION 5.3  CONSENTS; APPROVALS..................................................................47
   SECTION 5.4  INDEMNIFICATION AND INSURANCE........................................................47
   SECTION 5.5  NOTIFICATION OF CERTAIN MATTERS......................................................49
   SECTION 5.6  FURTHER ACTION.......................................................................49
   SECTION 5.7  PUBLIC ANNOUNCEMENTS.................................................................49
   SECTION 5.8  CONVEYANCE TAXES.....................................................................50
   SECTION 5.9  EMPLOYEE BENEFIT PLANS...............................................................50
   SECTION 5.10 LISTING AND DELISTING OF SECURITIES..................................................50
   SECTION 5.11 AUDITED FINANCIAL STATEMENTS.........................................................51
   SECTION 5.12 PLAN OF REORGANIZATION...............................................................51
   SECTION 5.13 SENIOR CREDIT FACILITY...............................................................51

ARTICLE VI  CONDITIONS TO THE MERGER.................................................................51

   SECTION 6.1 CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER...........................51
     (f)  REGISTRATION STATEMENT.....................................................................53

   SECTION 6.2 ADDITIONAL CONDITIONS TO OBLIGATION OF PARENT AND ACQUISITION SUB TO EFFECT THE
   MERGER............................................................................................53
     (a) REPRESENTATIONS AND WARRANTIES..............................................................53
     (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY...................................................53

   SECTION 6.3 ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER...............54
ARTICLE VII  TERMINATION.............................................................................55

   SECTION 7.1 TERMINATION...........................................................................55
   SECTION 7.2 EFFECT OF TERMINATION.................................................................57
   SECTION 7.3 FEES AND EXPENSES.....................................................................57

ARTICLE VIII  GENERAL PROVISIONS.....................................................................58

   SECTION 8.1 EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS...........................58
   SECTION 8.2 NOTICES...............................................................................58
   SECTION 8.3 CERTAIN DEFINITIONS...................................................................59
   SECTION 8.4 AMENDMENT.............................................................................60
   SECTION 8.5 WAIVER................................................................................60
   SECTION 8.6 HEADINGS..............................................................................60
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   SECTION 8.7  SEVERABILITY.........................................................................61
   SECTION 8.8  ENTIRE AGREEMENT.....................................................................61
   SECTION 8.9  ASSIGNMENT; GUARANTEE OF ACQUISITION SUB OBLIGATIONS.................................61
   SECTION 8.10 PARTIES IN INTEREST..................................................................61
   SECTION 8.11 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE................................61
   SECTION 8.12 GOVERNING LAW........................................................................61
   SECTION 8.13 COUNTERPARTS.........................................................................62
   SECTION 8.14 INTERPRETATION.......................................................................62
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                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of March 23, 2000, is among BRIDGESTREET ACCOMMODATIONS, INC., a Delaware corporation (the "COMPANY"), MERISTAR HOTELS & RESORTS, INC. a Delaware corporation ("PARENT"), and MERISTAR BROOKLYN, INC. a Delaware corporation and a wholly owned subsidiary of Parent ("ACQUISITION SUB").

     WHEREAS, the respective Boards of Directors of Parent, Acquisition Sub and the Company have determined that it is advisable and in the best interest of their respective stockholders to combine the respective businesses of Parent and the Company, and consequently have each approved the acquisition of the Company by Parent, by means of a merger of the Company with and into Acquisition Sub (the "MERGER"), upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the rules and regulations promulgated under the Code;

     WHEREAS, as a condition to the willingness of Parent and Acquisition Sub to enter into this Agreement, Parent and Acquisition Sub have entered into a Stockholders' Agreement, dated as of the date hereof (the "STOCKHOLDERS' AGREEMENT"), with each of the stockholders listed on the signature pages thereto, pursuant to which each such stockholder has agreed, among other things,
(i) to appear, in person or by proxy, for the purpose of obtaining a quorum at any annual or special meeting of shareholders of the Company and at any adjournment thereof at which matters relating to the Merger, this Agreement (as amended from time to time) or any transaction contemplated by this Agreement are considered; (ii) to vote their respective shares in favor of approval and adoption of the Merger and this Agreement at an annual or special meeting of shareholders of the Company; and (iii) to grant to Parent an irrevocable option to purchase all Shares owned by such stockholder;

     WHEREAS, the Board of Directors of the Company (the "BOARD") has approved this Agreement and the transactions contemplated hereby and declared the advisability and resolved to recommend approval of the Merger and approval and adoption of this Agreement by the stockholders of the Company; and

     WHEREAS the Boards of Directors of Parent and Acquisition Sub have each approved the Merger of the Company with and into Acquisition Sub in accordance with the Delaware General Corporation Law (the "DELAWARE LAW") upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Acquisition Sub hereby agree as follows:


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                                                                     EXHIBIT 2.1

                                    ARTICLE I

                                   THE MERGER

     Section 1.1 THE MERGER.

          (a) EFFECTIVE TIME. Subject to Section 1.3(b), at the Effective Time (as defined below), and subject to and upon the terms and conditions of this Agreement and the Delaware Law, the Company shall be merged with and into Acquisition Sub; the separate corporate existence of the Company shall cease and Acquisition Sub shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

          (b) CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section
7.1 and subject to the satisfaction or waiver of the conditions set forth in
Article VI, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VI, at the principal offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019, unless another date and time or place is agreed to in writing by the parties hereto (the "Closing Date").

     Section 1.2 EFFECTIVE DATE. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI (and in any event within two business days), the parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by the Delaware Law (the "CERTIFICATE OF MERGER"), together with any required related certificate, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of the Delaware Law (the time of such filing being the "EFFECTIVE TIME").

     Section 1.3 EFFECT OF THE MERGER.

          (a) At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the Delaware Law. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Acquisition Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          (b) If (A) on the day upon which the Effective Time occurs (or if no trading of common stock, par value $0.01 per share, of Parent (the "PARENT COMMON STOCK") on the New York Stock Exchange, Inc. ("NYSE ") takes place prior to the Effective Time on such day, the last date prior to the date upon which the Effective Time occurs upon which there was trading of Parent Common Stock on the NYSE), the fair market value, based on the volume weighted average per share sales price of Parent Common Stock on that day on the NYSE, of all of Parent Common Stock to be delivered in connection with the Merger (the


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"TOTAL STOCK VALUE") is less than 50% of the sum of (i) the Total Stock Value,
(ii) the aggregate amount of Cash Consideration (as defined below) paid by Parent pursuant to Section 1.6(a), (iii) an estimate of cash payable, based on the aggregate number of Dissenting Shares (as defined below) multiplied by the cash value per share of the Merger Consideration (as defined below), in respect of Dissenting Shares, (iv) cash payable in respect of fractional shares (such sum being referred to as the "Total Consideration") and (v) any transfer taxes paid or to be paid by the Company on behalf of stockholders of the Company in connection with the Merger or (B) the conditions set forth in Section 6.2(d) and
Section 6.3(c) cannot be satisfied, then the Merger contemplated by this Section 1.3(b) shall be restructured such that Acquisition Sub shall be merged with and into the Company, and the Company shall be the surviving corporation. In such event: all references to the term "Merger" shall be deemed references to the merger contemplated by this Section 1.3(b); all references to the term "Surviving Corporation" shall be deemed references to the Company, as the surviving corporation after the Merger; all references to the term "Effective Time" shall be deemed references to the time at which the Certificate of Merger is duly filed with the Delaware Secretary of State or at such later time as is specified in the Certificate of Merger in respect to the Merger as restructured in the manner contemplated by this Section 1.3(b); the conditions set forth in Sections 6.2(d) and 6.3(c) and the covenant set forth in Section 5.12 shall thereafter cease to apply. The parties shall cooperate and take all steps necessary to implement such alternative structure.

     Section 1.4 CERTIFICATE OF INCORPORATION, BY-LAWS.

          (a) CERTIFICATE OF INCORPORATION. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Certificate of Incorporation of Acquisition Sub as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by the Delaware Law and such Certificate of Incorporation.

          (b) BY-LAWS. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the By-Laws of Acquisition Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by the Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

     Section 1.5 DIRECTORS AND OFFICERS. At the Effective Time, the directors of Acquisition Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of Acquisition Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     Section 1.6 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, Acquisition Sub, the Company, or the holders of any of the following securities:

          (a) MERGER CONSIDERATION. Each share (a "SHARE") of common stock, par value $0.01 per share, of the Company (the "COMMON STOCK") issued and outstanding


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immediately prior to the Effective Time (excluding any Shares to be canceled pursuant to Section 1.6(b) and any Dissenting Shares (as defined in Section 1.6(e)) shall immediately cease to be outstanding and shall automatically be canceled and retired and shall cease to exist and be converted into (i) the right to receive $1.50 in cash, without interest thereon (the "CASH CONSIDERATION"), plus (ii) the right to receive 0.5 shares (the "EXCHANGE RATIO") of Parent Common Stock (as may be adjusted from time to time, the "MERGER CONSIDERATION"), in accordance with Section 1.7 and each holder of any such Share shall cease to have any rights with respect thereto arising therefrom (including without limitation the right to vote), except the right to receive the Merger Consideration in accordance with Section 1.7. Notwithstanding anything to the contrary contained herein, (i) in the event the Average Trading Price (as defined below) is less than $2.25, then this Agreement may be terminated by the Company in accordance with Article VII; or (ii) in the event the Average Trading Price is more than $3.75, then this Agreement may be terminated by Parent in accordance with Article VII. As used herein, the "Average Trading Price" for each share of Parent Common Stock shall be the average of the closing prices for a share of Parent Common Stock as reported on the NYSE Composite Transactions Tape for the ten trading days ending three trading days prior to the Effective Time (the "10-DAY PERIOD "). Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding Shares or the outstanding Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Consideration shall be correspondingly adjusted on a per-share basis to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

          (b) CANCELLATION. Each Share held in the treasury of the Company and each Share owned by Parent, Acquisition Sub or any direct or indirect wholly owned subsidiary of the Company or Parent immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, and be canceled and retired without payment of any consideration therefor and cease to exist.

          (c) STOCK OPTIONS. Immediately prior to the Effective Time, each outstanding option to purchase Common Stock (a "STOCK OPTION") granted under the Company's 1997 Equity Incentive Plan or the Stock Option Plan for Non-Employee Directors or pursuant to any other employee stock option plan or agreement entered into by the Company with any employee of the Company or any subsidiary thereof and listed on Section 2.11(c) of the Company Disclosure Schedule (the "COMPANY STOCK OPTION PLANS"), whether or not then exercisable, shall become exercisable, subject to the terms of the Company Stock Option Plan pursuant to which such Stock Option was issued. If and to the extent that a Stock Option shall not have been exercised at the Effective Time, such Stock Option shall be automatically canceled. Each holder of a canceled Stock Option shall be entitled to receive as soon as practicable after the first date payment can be made without liability to such person under Section 16(b) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "EXCHANGE ACT") from the Company in consideration for such cancellation an amount in cash (less applicable withholding taxes) equal to the product of (i) the number of shares of Common Stock previously subject to such Stock Option multiplied by (ii) the excess, if any, of the equivalent cash value of the Merger Consideration at the Effective Time over the exercise price per share of Common Stock previously subject to


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such Stock Option (the "OPTION CONSIDERATION") upon surrender of such Stock
Option to the Company or an affidavit of loss in the form requested by Parent, together with such additional documentation as may be reasonably required by Parent or the Company. The surrender of a Stock Option in exchange for the Option Consideration in accordance with the terms of this Section 1.6(c) shall be deemed a release of any and all rights the holder had or may have had in respect of such Stock Option. Prior to the Effective Time, the Company shall use its reasonable best efforts to obtain all necessary consents or releases from holders of Stock Options under the Company Stock Option Plans and take all such other lawful action as may be necessary to give effect to the transactions contemplated by this Section 1.6(c). Except as otherwise agreed to by the parties, (i) the provisions in the Company Stock Option Plans with respect to the right to issue or grant additional options or rights to acquire Common Stock shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary thereof shall be canceled as of the Effective Time, and (ii) the Company shall use its reasonable best efforts to assure that following the Effective Time no participant in the Stock Option Plans or other plans, programs or arrangements shall have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any subsidiary thereof and to terminate all such plans.

          (d) CAPITAL STOCK OF ACQUISITION SUB. At the Effective Time, each share of common stock, par value $0.01 per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding as one validly issued, fully paid and nonassessable share of the common stock, par value $0.01 per share, of the Surviving Corporation.

          (e) DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, Shares issued and outstanding immediately prior to the Effective Time held by any person who has the right to demand, and who properly demands, an appraisal of such Shares (the "DISSENTING SHARES") in accordance with Section 262 of the Delaware Law (or any successor provision) shall not be converted into the right to receive the Merger Consideration unless such holder fails to perfect or otherwise loses such holder's right to such appraisal, if any. If, after the Effective Time, such holder fails to perfect or loses any such right to appraisal, each such Share of such holder shall be treated as a Share that had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 1.6(a). At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the Delaware Law (or any successor provision) and as provided in the immediately preceding sentence. The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of Shares and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

     Section 1.7 EXCHANGE OF CERTIFICATES.

          (a) EXCHANGE AGENT AND PROCEDURES. Prior to, the Effective Time, a bank or trust company shall be designated by Parent (the "PAYING AGENT") to act as agent in


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connection with the Merger to receive the funds to which holders of Shares shall become entitled pursuant to Section 1.6(a). Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each record holder, as of the Effective Time of a certificate or certificates (the "CERTIFICATES ") that, prior to the Effective Time, represented Shares, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent, and shall be in such form and have such other provisions as Parent may reasonably specify) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration therefor. Upon the surrender of each such Certificate formerly representing Shares, together with such letter of transmittal and any additional documents as may reasonably be required by Parent or the Paying Agent, in each case, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange (A) a certificate representing the number of whole shares of Parent Common Stock that such holder is entitled to receive under Section 1.6 and (B) a check in the amount (after giving effect to any required tax withholding) of the cash portion of the Merger Consideration plus any cash in lieu of fractional shares that such holder has the right to receive under Section 1.6 and such Certificate shall forthwith be canceled. Until so surrendered and exchanged, each such Certificate (other than Shares held by Parent, Acquisition Sub or the Company, or any direct or indirect subsidiary thereof) shall represent solely the right to receive the Merger Consideration. No interest shall be paid or accrue on the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than to the person in whose name the Certificate formerly representing Shares surrendered in exchange therefor is registered, it shall be a condition to such exchange that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

          (b) CONSIDERATION. When and as needed, Parent or Acquisition Sub shall deposit or cause to be deposited, in trust with the Paying Agent, the Merger Consideration to which holders of Shares shall be entitled at the Effective Time pursuant to Section 1.6(a) hereof.

          (c) INVESTMENT OF MERGER CONSIDERATION. The cash portion of the Merger Consideration shall be invested by the Paying Agent, as directed by Parent, provided that such investments shall be limited to (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) commercial paper rated of the highest quality by Moody's Investors Service, Inc. or Standard & Poor's Corporation, or
(iv) certificates of deposit issued by a commercial bank having at least $1,000,000,000 in assets.

          (d) TERMINATION OF DUTIES. Promptly following the date which is six months after the Effective Time, Parent will cause the Paying Agent to deliver to the Surviving Corporation all cash and documents in its possession relating to the transactions described in this Agreement and the Paying Agent's duties shall terminate thereafter. Thereafter, each holder of a Certificate formerly representing a Share may surrender such Certificate to the


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Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Consideration, without any interest thereon.

          (e) NO LIABILITY. Neither Parent, Acquisition Sub nor the Company shall be liable to any holder of Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (f) WITHHOLDING RIGHTS. Parent or the Paying Agent shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement to any holder of Common Stock such amounts as Parent or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or the Paying Agent.

          (g) FRACTIONAL SHARES. No certificates or scrip of shares of Parent Common Stock representing fractional shares of Parent Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Parent or a holder of shares of Parent Common Stock. Notwithstanding any other provision in this Agreement, each holder of Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (determined after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Parent Common Stock multiplied by (ii) the average of the closing prices for a share of Parent Common Stock as reported on the NYSE Composite Transactions Tape during the 10-Day Period. As promptly as practicable after the determination of the amount of cash, if any, to be paid to the holders of fractional interests, the Paying Agent shall so notify Parent, and Parent shall deposit such amount with the Paying Agent and shall cause the Paying Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

     Section 1.8 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of the Common Stock thereafter on the records of the Company.

     Section 1.9 NO FURTHER OWNERSHIP RIGHTS IN COMMON STOCK. The Merger Consideration delivered in exchange for the Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     Section 1.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall deliver in


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                                                                     EXHIBIT 2.1

exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen destroyed Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     Section 1.11 TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of Parent, Acquisition Sub and the Company will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Acquisition Sub, the officers and directors of the Company and Acquisition Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

     Section 1.12 STOCKHOLDERS' MEETING; REGISTRATION STATEMENT.

          (a) As promptly as practicable after the execution of this Agreement, the Company and the Parent shall prepare and file with the Securities and Exchange Commission (the "SEC") a single document that will constitute (i) the proxy statement of the Company relating to the stockholders meeting to be held to consider approval and adoption of this Agreement and the Merger (the "STOCKHOLDERS MEETING") and (ii) the registration statement on Form S-4 of Parent (together with all amendments thereto, the "REGISTRATION STATEMENT"), in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "SECURITIES ACT") of
(A) the Parent Common Stock to be issued to the stockholders of the Company in connection with the Merger and (B) the Parent Common Stock to be acquired in the Merger by the Company's stockholders, such that the shares of such Parent Common Stock may be freely offered and resold without compliance with Rules 144 and 145 of the Securities Act in transactions in which those Company's stockholders and any broker/dealer from whom such shares are sold may be deemed to be underwriters within the meaning of the Securities Act, including the two forms of prospectus contained in the Registration Statement (such single document, together with any amendments thereof or supplements thereto, the "PROXY STATEMENT"). Parent and the Company each shall use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement (the "REGISTRATION STATEMENT EFFECTIVE DATE"), Parent shall take all or any action required under any applicable Law in connection with the issuance of Parent Common Stock pursuant to the Merger. Parent or the Company, as the case may be, shall furnish all information concerning Parent or the Company as the other party may reasonably request in connection with such actions and the preparation of the Proxy Statement and the Registration Statement. As promptly as practicable after the Registration Statement Effective Date, the proxy statement and prospectus included in the Proxy Statement and all documents related thereto (collectively, the "PROXY MATERIALS") will be mailed to the stockholders of the


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                                                                     EXHIBIT 2.1

Company. Parent and the Company shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of
(i) the Exchange Act, including Sections 14(a) and 14(d) thereof, (ii) the Securities Act, (iii) the rules and regulations of the American Stock Exchange and the NYSE and (iv) Delaware Law.

          (b) Subject to the duties of the Board under applicable Law as determined and exercised in good faith by the Board in a manner consistent with
Section 4.3, the Proxy Statement shall include the unconditional recommendation of the Board to the stockholders of the Company that they vote in favor of the adoption of this Agreement and the Merger; provided, however, that the Board may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation solely in accordance with the provisions of Section 4.3. In addition, the Proxy Statement and the Proxy Materials will include a copy of the written opinion of Bank of America Securities LLC ("BAS") referred to in Section 2.21.

          (c) No amendment or supplement to the Proxy Statement will be made without the approval of each of Parent and the Company, which approval shall not be unreasonably withheld or delayed.

          (d) If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its subsidiaries, or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the Proxy Statement or the Registration Statement so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company shall promptly inform Parent.

          (e) If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any of its subsidiaries, or their respective officers or directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the Proxy Statement or the Registration Statement so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Parent shall promptly inform the Company.

          (f) The Company shall call and hold the Stockholders Meeting as promptly as practicable after the Registration Statement Effective Date for the purpose of voting upon the adoption of this Agreement, and Parent and the Company will cooperate with each other to cause the Stockholders Meeting to be held as soon as practicable following the mailing of the Proxy Materials to the stockholders of the Company. The Company shall use its reasonable best efforts (through its agents or otherwise) to solicit from its stockholders proxies in favor of the adoption of this Agreement, and shall take all other action reasonably necessary or advisable to secure the Requisite Company Vote (as hereinafter defined), subject to the duties of the Board under applicable law as determined and exercised in good faith by the Board in a manner consistent with
Section 4.3.


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                                                                     EXHIBIT 2.1

     Section 1.13 MATERIAL ADVERSE EFFECT. When used in connection with the Company or any of its subsidiaries, or Parent or any of its subsidiaries, as the case may be, the term "Material Adverse Effect" means any change, effect or circumstance that is materially adverse to the business, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, or Parent and its subsidiaries, as the case may be, in each case taken as a whole, other than any such changes, effects or circumstances (i) expressly set forth in Section 1.13 of the Company Disclosure Schedule or the Parent Disclosure Schedule (each as hereinafter defined), as the case may be, or
(ii) specifically set forth or described in the Company SEC Reports or the Parent SEC Reports (each as hereinafter defined), as the case may be, other than general risk factors, and provided that none of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute a Material Adverse Effect for the Company: any changes, effects or circumstances
(x) caused by the public announcement of this Agreement or any of the transactions contemplated hereby, (y) stockholders' lawsuits for breach of fiduciary duties or (z) arising or resulting from general industry, economic or stock market conditions that affect the Company (or the markets in which the Company competes) in a manner not disproportionate to the manner in which such conditions affect other companies in the industries or markets in which the Company competes.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Acquisition Sub that on the date hereof, except as set forth in the section of the written disclosure schedule delivered on or prior to the date hereof by the Company to Parent (the "COMPANY DISCLOSURE SCHEDULE") corresponding to each representation and warranty made hereunder by the Company:

     Section 2.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. The Company and each of its subsidiaries are corporations, limited partnerships or limited liability companies duly organized, validly existing and in good standing under the respective laws of the jurisdictions of their incorporation or formation. The Company and each of its subsidiaries have the requisite power and authority and are in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (the "APPROVALS") necessary to own, lease and operate the properties they purport to own, lease or operate and to carry on their business as they are now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not, individually or in the aggregate, have a Material Adverse Effect. The Company and each of its subsidiaries are duly qualified or licensed as a foreign corporation, limited partnership or limited liability company to do business, and are in good standing in each jurisdiction where the character of its properties owned, leased or operated by them or the nature of their activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect. A true and complete list of all of the Company's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock owned by the Company or another subsidiary, is set forth in Section 2.1 of the Company Disclosure Schedule. The Company

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                                                                     EXHIBIT 2.1

does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any person.

     Section 2.2 CERTIFICATE OF INCORPORATION AND BY-LAWS. The Company has heretofore furnished to Parent a true, complete and correct copy of its Certificate of Incorporation and By-Laws, each as amended to date, and has furnished or made available to Parent the certificate of incorporation and by-laws (or equivalent organizational documents) of each of its subsidiaries (the "SUBSIDIARY DOCUMENTS"). Such Certificate of Incorporation, By-Laws and Subsidiary Documents are in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or By-Laws or Subsidiary Documents.

     Section 2.3 CAPITALIZATION. The authorized capital stock of the Company consists of (i) 35,000,000 shares of Common Stock and (ii) 5,000,000 shares of preferred stock, $0.01 par value per share, none of which is issued and outstanding and none of which is held in treasury. As of March 16, 2000, (i) 8,169,835 shares of Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and none of which were held in treasury, (ii) no shares of Common Stock were held by subsidiaries of the Company and (iii) 1,091,834 shares of Common Stock were reserved for future issuance pursuant to outstanding Stock Options granted under the Company Stock Option Plans and agreements listed in Section 2.3 of the Company Disclosure Schedule. No material change in such capitalization has occurred between September 30, 1999 and the date hereof. Section 2.3 of the Company Disclosure Schedule sets forth a true and complete list of all outstanding options, warrants and other rights for the purchase of, or conversion into or exchange for Common Stock, the name of each holder thereof, the number of shares purchasable thereunder or upon conversion or exchange thereof and the per share exercise or conversion price or exchange rate of each option, warrant and other right. There are no options, warrants or other similar rights, agreements, arrangements, commitments or understanding, whether or not in writing, of any character relating to the issued or unissued capital stock or other securities of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue (whether upon conversion, exchange or otherwise) or sell any share of capital stock of, or other equity interests in or other securities of, the Company or any of its subsidiaries other than those listed in
Section 2.3 of the Company Disclosure Schedule. All securities subject to issuance as aforesaid upon issuance on the term and conditions specified in the instruments pursuant to which they are issuable shall be duly authorized, validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of the Company of any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Common Stock or capital stock of any subsidiary or any other securities of the Company or any of its subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity. All of the outstanding shares of capital stock of each of the Company's subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by the Company or another subsidiary of the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever (collectively, "LIENS").

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                                                                     EXHIBIT 2.1

     Section 2.4 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the adoption of this Agreement by the holders a majority of the outstanding shares of Common Stock entitled to vote in accordance with the Delaware Law and the Company's Certificate of Incorporation and By-Laws (the "REQUISITE COMPANY VOTE"). The Board has approved this Agreement and declared its advisability. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Acquisition Sub, as applicable, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

     Section 2.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

          (a) Section 2.5(a) of the Company Disclosure Schedule includes a list of all contracts, agreements, arrangements or understanding, whether or not in writing, to which the Company or any of its subsidiaries is a party or by which any of them is bound as of the date hereof, (i) which are required to be filed as "material contracts" with the SEC pursuant to the requirements of the Exchange Act; (ii) under which the consequences of a default, nonrenewal or termination could have a Material Adverse Effect; (iii) pursuant to which payments are required or acceleration of benefits is required upon a "change of control" of the Company or its subsidiaries; (iv) which require the consent or waiver of a third party prior to the Company (or its subsidiary, if applicable) entering into the transactions contemplated by this Agreement, except where the failure to obtain such consent or waiver would not, individually or in the aggregate, have a Material Adverse Effect; (v) whose terms prohibit or would materially delay the consummation of the Merger and the other transactions contemplated by this Agreement; (vi) which as of March 1, 2000, pertain to the rental by the Company or its subsidiaries of accommodations and involve consideration in excess of $10,000 over the term of the contract or have a term that will expire more than one year from the date hereof; (vii) which as of March 1, 2000, constitute contracts, agreements, arrangements or understanding between the Company or its subsidiaries and any person for the rental by such person of accommodations and represent individually in excess of $250,000 in annual revenue to the Company or its subsidiaries, as applicable; or (viii) the termination of which in accordance with their terms would require or result in individual payments by the Company, Acquisition Sub, Parent or any of their subsidiaries or affiliates in excess of $75,000 (the contracts, agreements, arrangements or understandings referred to in clauses (i) through (viii) above are referred to collectively herein as the "MATERIAL CONTRACTS") and other than in the ordinary course of business, consistent with past practice neither the Company nor any of its subsidiaries is currently negotiating, in discussion with any person with respect to, or a party to any non-binding agreement or understanding with respect to, any Material Contract, subject to Section 4.3.

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                                                                     EXHIBIT 2.1

          (b) Except as set forth in Section 2.5(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company or any Subsidiary Document, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or
(iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or result in a modification of any right or benefit under, or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration, repayment or repurchase, or result in increased payments or cancellation under, or result in the creation of a Lien on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except in the case of (ii) or (iii) only for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect.

          (c) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not require any consent approval, authorization or permit of, or filing with or notification to, any national, federal, state, provincial or local governmental regulatory or administrative authority, agency, commission, court, tribunal, arbitral body or self-regulated entity, domestic or foreign (collectively, the "GOVERNMENTAL AUTHORITIES"), except for (i) applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws ("BLUE SKY LAWS"), the premerger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the filing and recordation of appropriate merger or other documents as required by the Delaware Law or (ii) as would not have a Material Adverse Effect or prohibit or materially delay the consummation of the Merger and the other transactions contemplated by this Agreement.

     Section 2.6 COMPLIANCE, PERMITS.

          (a) Except as set forth in Section 2.6 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not have a Material Adverse Effect.

          (b) The Company and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from Governmental Authorities that are necessary to the operation of the business of the Company

                                                                  EXECUTION COPY
                                                                     EXHIBIT 2.1

and its subsidiaries taken as a whole as it is now being conducted (collectively, the "COMPANY PERMITS"), except when the failure to have such Company permits would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms of the Company Permits, and neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of any applicable laws or regulations except, in each case, where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

     Section 2.7 SEC FILINGS; FINANCIAL STATEMENTS.

          (a) The Company has filed all forms, reports and documents required to be filed with the SEC including, without limitation, (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1997 and 1998, respectively, (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31, 1999, June 30, 1999 and September 30, 1999, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 1999, (iv) all other reports or registration statements filed by the Company with the SEC since January 1, 1999 and (v) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC since January 1, 1999 (collectively, the "COMPANY SEC REPORTS"). The Company SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC or any national securities exchange or quotation service or comparable Governmental Authority.

          (b) Each of the consolidated financial statements (including, in each case, any related notes and schedules thereto) contained in the Company SEC Reports was prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

     Section 2.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Company SEC Reports and Section 2.8 of the Company Disclosure Schedule, since December 31, 1998, the Company and its subsidiaries have conducted their business in the ordinary course and there has not occurred: (i) any Material Adverse Effect; (ii) any amendments or changes in the Certificate of Incorporation or By-laws of the Company; (iii)any damage to, destruction or loss of any asset of the Company or its subsidiaries (whether or not covered by insurance) that would have a Material Adverse Effect; (iv) any material change by the Company or its subsidiaries in their accounting methods, principles or practices; (v) any material revaluation by the Company or its subsidiaries of any of their assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (vi) any sale of a material amount of property of the Company or any of its subsidiaries, except in the ordinary course of business; (vii) any declaration, setting aside or payment of any dividend or distribution in respect of Shares or any redemption, purchase or other acquisition of any of the Company's securities (except as contemplated by this Agreement); (viii) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Company or any subsidiary, in each case except in the ordinary course of business consistent with past practice or except as required by applicable law; (ix) any creation or assumption by the Company or any of its subsidiaries of any Lien on any material asset of the Company or any of its subsidiaries, other than in the ordinary course of business, consistent with past practice; (x) any making of any loan, advance or capital contribution to or investment in any person by the Company or any of its subsidiaries, other than advances to employees to cover travel and other ordinary business-related expenses in the ordinary course of business consistent with past practice; (xi) any incurrence or assumption by the Company or any of its subsidiaries of any indebtedness for borrowed money or any guarantee, endorsement or other incurrence or assumption of a material liability (whether directly, contingently or otherwise) by the Company or any of its subsidiaries for the obligations of any other person (other than any wholly owned subsidiary of the Company), in each case other than in the ordinary course of business consistent with past practice; or (xii) any modification, amendment, assignment or termination of or relinquishment by the Company or any of its subsidiaries of any rights under any Material Contract that does or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     Section 2.9 NO UNDISCLOSED LIABILITIES. Neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) except liabilities (a) in the aggregate adequately provided for in the Company's unaudited balance sheet (including any related notes thereto) as of September 30, 1999 (the "1999 COMPANY BALANCE SHEET"), (b) incurred in the ordinary course of business and not required under U.S. generally accepted accounting principles to be reflected on the 1999 Company Balance Sheet, (c) incurred since September 30, 1999 in the ordinary course of business consistent with past practice, (d) incurred in connection with this Agreement, (e) disclosed in the Company SEC Reports or (f) which would not have a Material Adverse Effect.

     Section 2.10 ABSENCE OF LITIGATION. Except as set forth in Section 2.10 of the Company Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any Governmental Authority or body, domestic or foreign, nor are there, to the Company's knowledge, any investigations or reviews by any Governmental Authority pending or threatened against, relating to or affecting, the Company or any of its subsidiaries that, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is subject to any outstanding order, writ,


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                                                                     EXHIBIT 2.1

injunction or decree of any court or Governmental Authority which, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect.

     Section 2.11 EMPLOYEE BENEFIT PLANS, EMPLOYMENT AGREEMENTS.

          (a) Section 2.11(a) of the Company Disclosure Schedule lists all employee pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended; ("ERISA")), all material employee welfare plans (as defined in Section 3(1) of ERISA) and all other material bonus, stock option, stock purchase, incentive or deferred compensation, supplemental retirement, severance and other fringe or employee benefit plans, programs, or arrangements, and any material current or former employment, executive compensation, consulting or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of or consultant to, and which is maintained or contributed to, the Company, any trade or business (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company (an "ERISA AFFILIATE") within the meaning of Section 414 of the Code, or any subsidiary of the Company, as well as each plan with respect to which the Company or an ERISA Affiliate could reasonably be expected to incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA (collectively the "COMPANY EMPLOYEE PLANS"). There have been made available to Parent copies of (i) each such written Company Employee Plan (other than those referred to in Section 4(b) of ERISA), (ii) the most recent annual report on Form 5500, with accompanying schedules and attachments, filed with respect to each Company Employee Plan required to make such a filing, and (ii) the most recent actuarial valuation for each Company Employee Plan subject to Title IV of ERISA.

          (b) Except as set forth in Section 2.11(a) of the Company Disclosure Schedule, (i) none of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person (other than post-employment benefits provided in accordance with the health care continuation provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or comparable state law), and none of the Company Employee Plans is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Company Employee Plan, which could result in any material liability of the Company or any of its subsidiaries; (iii) all Company Employee Plans are in compliance in all material respects with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, the Pension Benefit Guaranty Corporation (the "PBGC"), the Internal Revenue Service (the "IRS") or Secretary of the Treasury), and the Company and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to any of the Company Employee Plans; (iv) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under
Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination; (v) all contributions required


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                                                                     EXHIBIT 2.1

to be made to any Company Employee Plan pursuant to Section 412 of the Code, or the terms of the Company Employee Plan or any collective bargaining agreement, have been made on or before their due dates; (vi) with respect to each Company Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; (vii) neither the Company nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the PBGC arising in the ordinary course); (viii) there is no pending or, to the knowledge of the Company, threatened litigation, administrative action or proceeding relating to any Company Employee Plan (other than claims for benefits in the ordinary course of business); (ix) there has been no announcement or commitment by the Company or any of its subsidiaries to create an additional Company Employee Plan or to amend a Company Employee Plan except for amendments required by applicable law or changes in the ordinary course, in each case which do not materially increase the cost of such Company Employee Plan; (x) the Company has no liability, whether absolute or contingent, direct or indirect, including any obligations under any Company Employee Plan, with respect to any misclassification of a person as an independent contractor rather than as an employee, or with respect to any employee leased from another employee; and (xi) with respect to the Company and its subsidiaries, except as specifically identified in the Company Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (a) increase the amount of, accelerate the time of payment of, or the vesting of compensation payable to any employee or (b) result in any liability to any present or former employee, including but not limited to, as a result of the Worker Adjustment Retraining and Notification Act. Neither the Company nor any of its subsidiaries maintains or contributes to any foreign Employee Plan.

          (c) Section 2.11(c) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or any of its subsidiaries who holds (i) any Stock Option as of the date hereof, together with the number of shares of Common Stock subject to such Stock Option, the option price of such Stock Option (to the extent determined as of the date hereof), whether such Stock Option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO") and the expiration date of such option; and (ii) any other right granted by the Company to acquire, directly or indirectly, Common Stock, together with the number of shares of Common Stock subject to such right.
Section 2.11(c) of the Company Disclosure Schedule also sets forth the total number of such ISOs, such nonqualified options and such other rights.

          (d) Section 2.11(d) of the Company Disclosure Schedule sets forth a true and complete list of (i) all employment agreements with employees and officers of the Company or any of its subsidiaries; (ii) all agreements with consultants who are individuals obligating the Company or any of its subsidiaries to make annual cash payments in an amount exceeding $100,000; (iii) all employees of, or consultants to, the Company or any of its subsidiaries who have executed a noncompetition agreement with the Company or any of its subsidiaries; (iv) all severance agreements, programs and policies of the Company or any of its subsidiaries with or relating to its employees, excluding programs and policies required to be maintained by law; and (v) all plans, programs, agreements and other arrangements of the


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                                                                     EXHIBIT 2.1

Company or any of its subsidiaries with or relating to its employees which contain change in control provisions.

     Section 2.12 EMPLOYMENT AND LABOR MATTERS.

          (a) Except as set forth in Section 2.10 of the Company Disclosure Schedule, there are no controversies pending or, to the knowledge of the Company, threatened, between the Company or any of its subsidiaries and any of their respective employees, which controversies have had or could, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries, nor does the Company know of any activities or proceedings of any labor union to organize any such employees; and the Company has no knowledge of any strikes or lockouts, or any material slowdowns, work stoppages, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries.

          (b) Neither the Company nor any of its subsidiaries has violated, in a manner that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, any provision of federal or state law or any rule, regulation, order, ruling, decree, judgment or arbitration award of any Governmental Authority regarding the terms and conditions of employment of employees, former employees, or prospective employees or other labor related matters, including without limitation, laws, rules, regulations, orders, rulings, decrees, judgments and awards relating to discrimination, fair labor standards and occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees.

     Section 2.13 PROXY STATEMENT AND REGISTRATION STATEMENT. None of the information provided by the Company and/or by its auditors, legal counsel, financial advisors or other consultants or advisors specifically for use in the Registration Statement will, on the date it is declared effective, on the date first published, sent or given to the Company's stockholders and on the date of the Stockholders Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Materials distributed to the Company's stockholders in connection with the Merger, including any amendments or supplements thereto, will not, at the time mailed to the Company's stockholders, at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information provided by Parent, Acquisition Sub and/or by their auditors, legal counsel, financial advisors or other consultants or advisors specifically for use in the Proxy Materials. The Proxy Materials will comply in all material respects with the provisions of the Exchange Act and any other applicable law.

     Section 2.14 RESTRICTIONS ON BUSINESS ACTIVITIES.


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                                                                     EXHIBIT 2.1

          (a) Except for this Agreement, to the Company's knowledge, there is no material agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing any material business practice of the Company or any of its subsidiaries, any acquisition of property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries as currently conducted or as proposed to be conducted by the Company, in any location in the world, except for any prohibition or impairment as would not, individually or in the aggregate, have a Material Adverse Effect.

          (b) To the Company's knowledge, none of the Company's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with the Company, restricts in any material respect the Company or any of its subsidiaries of either of them from, directly or indirectly, engaging in any of the businesses described above.

     Section 2.15 TITLE TO PROPERTY. The Company and each of its subsidiaries have good and defensible title to all of their properties and assets, free and clear of all Liens, except Liens for taxes not yet due and payable and such Liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not, individually or in the aggregate, have a Material Adverse Effect. Section 2.15(a) of the Company Disclosure Schedule is a schedule of all leases of real property as of March 1, 2000 ("REAL PROPERTY LEASES") pursuant to which the Company or any of its subsidiaries lease from others which schedule sets forth (A) the date of each lease and the premises covered thereby, (B) the term thereof, and (C) the rent payable thereunder. The information set forth in such Section 2.15(a) is true, correct and complete, except to the extent an inaccuracy therein would not, individually or in the aggregate, have a Material Adverse Effect. Section 2.15(b) of the Company Disclosure Schedule lists all real property owned by the Company and its subsidiaries. The Real Property Leases and all leases of personal property by the Company or its subsidiaries from others are in good standing, valid and effective in accordance with their respective terms and there is not, to the knowledge of the Company, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default), except where the lack of such good standing, validity and effectiveness or the existence of such default would not, individually or in the aggregate, have a Material Adverse Effect.

     Section 2.16 TAXES.

          (a) For purposes of this Agreement, "Audit" shall mean any audit, assessment or other examination relating to Taxes by any tax authority or any judicial or administrative proceedings related to taxes; "TAX" OR "TAXES" shall mean taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation,

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                                                                     EXHIBIT 2.1

premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto; and "TAX RETURNS" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the IRS or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

          (b) Except as set forth in Section 2.16(b) of the Company Disclosure Schedule, the Company and its subsidiaries (for such periods as each subsidiary was owned, directly or indirectly, by the Company) have filed all income Tax Returns and all other material Tax Returns required to be filed by them, and the Company and its subsidiaries have paid all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) and except as may be determined to be owed upon completion of any Tax Return not yet filed based upon an extension of time to file. There are no other Taxes that would be due if asserted by a taxing authority, except with respect to which the Company is maintaining reserves to the extent currently required and except to the extent the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. Except as does not involve or would not result in liability to the Company or any of its subsidiaries that would have a Material Adverse Effect:

               (i) there are no Tax liens on any assets of the Company or any subsidiary thereof;

               (ii) neither the Company nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax, except as described on Section 2.16 of the Company Disclosure Schedule;

               (iii) as of the date hereof, no Federal, state, local or foreign Audits are pending (A) with regard to any Taxes or Tax Returns of the Company or its subsidiaries and (B) for which the Company or any of its subsidiaries has received written notice. To the best knowledge of the Company and its subsidiaries no such Audit is threatened;

               (iv) as of the date hereof no material adjustments have been asserted as a result of examinations of the United States Federal income Tax Returns of the Company and its subsidiaries have been examined by the applicable tax authorities for all periods through and including December 31, 1998, which have not been (x) resolved and fully paid or (y) reserved on the 1999 Company Balance Sheet in accordance with U.S. generally accepted accounting principles;

               (v) neither the Company nor any of its subsidiaries is a party to any agreement providing for the allocation, indemnification or sharing of Taxes with any person other than the Company and its subsidiaries, and the Company has provided Parent with copies of any such agreement that the Company or any of its subsidiaries has entered into with any other subsidiary of the Company;


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                                                                     EXHIBIT 2.1

               (vi) neither the Company nor any of its subsidiaries has been a member of any "affiliated group" (as defined in section 1504(a) of the Code) other than the affiliated group of which the Company is the "parent" and, except with respect to any group of which only the Company and/or its subsidiaries are members, is not subject to Treas. Reg. 1.1502-6 (or any similar provision under foreign, state or local law) for any period;

               (vii) neither the Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which otherwise constitutes part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger;

               (viii) neither the Company nor any of its subsidiaries has filed a consent under Section 341(f) of the Code concerning collapsible corporations. Neither the Company nor any of its subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code (or any similar provision of state, local or foreign tax law) by reason of a voluntary change in accounting method initiated by the Company or any of its subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method;

               (ix) no closing agreement that could affect the Taxes of the Company or any of its subsidiaries for periods ending after the Effective Time pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local or foreign law has been entered into by or with respect to the Company or any of its subsidiaries;

               (x) there is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company or any of its subsidiaries by reason of Section 162(m) or Section 280G of the Code and neither the Company nor any of its subsidiaries has made any such payments; and

               (xi) neither the Company nor any of its subsidiaries is, or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. To the knowledge of the Company, neither the Company nor any of its subsidiaries owns any property of a character, the indirect transfer of which, pursuant to this Agreement, would give rise to any material documentary, stamp or other transfer tax.

     Section 2.17 ENVIRONMENTAL MATTERS. Except in all cases as, in the aggregate, have not had and would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its subsidiaries (i) to the Company's knowledge have obtained all applicable permits, licenses and other authorizations (collectively, the "ENVIRONMENTAL PERMITS") which are required to be obtained under all applicable federal, state or local laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered,


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                                                                     EXHIBIT 2.1

promulgated or approved thereunder relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("ENVIRONMENTAL LAWS") by the Company or its subsidiaries (or their respective agents) which Environmental Permits are in full force and effect; (ii) to the Company's knowledge are in compliance with all terms and conditions of such Environmental Permits; (iii) are in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iv) as of the date hereof, are not aware of nor have received notice of any past or present violations of Environmental Laws or Environmental Permits or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with Environmental Permits or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, against the Company or any of its subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous toxic material or waste; and (v) have taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by the Company or its subsidiaries (or any of their respective agents) thereunder.

     Section 2.18 INTELLECTUAL PROPERTY.

          (a) Section 2.18(a) of the Company Disclosure Schedule sets forth a true and complete list of all Intellectual Property (as defined below) owned or used by the Company or its subsidiaries. The Company and/or each of its subsidiaries owns free and clear of all Liens, or is licensed or otherwise possesses legally enforceable right to use all patents, trademarks, trade names, service marks, and any applications therefor, and computer software programs or applications (the "INTELLECTUAL PROPERTY") that are used in the business of the Company and its subsidiaries as currently conducted, and such rights constitute all the rights necessary for the Company and its subsidiaries to conduct their business as currently conducted, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect.

          (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third-party Intellectual Property ("THIRD PARTY INTELLECTUAL PROPERTY RIGHTS"). After the completion of the transactions contemplated by this Agreement, the Company will continue to own all right, title and interest in, and to have a license to use all Intellectual Property material to its or any of its subsidiaries' business and operations on terms and conditions identical in all material respects to those enjoyed by the Company immediately prior to such transactions. No claims with respect to the Intellectual Property owned by the Company or any of its subsidiaries (the "COMPANY INTELLECTUAL PROPERTY RIGHTS"), any trade secret material to the Company, or Third Party Intellectual Property Rights


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                                                                     EXHIBIT 2.1

to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through the Company or any of its subsidiaries, are currently pending or, to the knowledge of the Company, are threatened by any person, except claims that would not have a Material Adverse Effect. The Company does not know of any valid grounds for any bona fide claims
(i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company or any of its subsidiaries, infringes on any Third Party Intellectual Property Rights; (ii) against the use by the Company or any of its subsidiaries of any Intellectual Property used in the business of the Company or any of its subsidiaries as currently conducted or as proposed to be conducted; (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights or other trade secret material to the Company or its subsidiaries; or (iv) challenging the license or legally enforceable right to use of the Third Party Property Rights by the Company or any of its subsidiaries, except claims that would not have a Material Adverse Effect.

          (c) To the Company's knowledge, all Company Intellectual Property Rights are valid. To the Company's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, including any employee or former employee of the Company or any of its subsidiaries, except any use, infringement or misappropriation that would not have a Material Adverse Effect.

          (d) All software, hardware, databases, and embedded control systems (collectively, the "SYSTEMS") used by the Company and its subsidiaries are Year 2000 Compliant (as defined below), except for failures to be Year 2000 Compliant that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect. For purposes of this Agreement, "Year 2000 Compliant" means that the Systems (i) accurately process date and time data (including calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, the years 1999 and 2000, and leap year calculations and (ii) operate accurately with other software and hardware that use standard date format (4 digits) for representation of the year.

     Section 2.19 INTERESTED PARTY TRANSACTIONS. Except as set forth in the Company SEC Reports and Section 2.10 of the Company Disclosure Schedule, since the date of the Company's proxy statement dated April 14, 1999, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

     Section 2.20 INSURANCE. All material fire and casualty, general liability, business interruption, product liability, professional liability and sprinkler and water damage insurance policies maintained by the Company or any of its subsidiaries are with reputable insurance carriers, provide, to the Company's knowledge, full and adequate coverage for all normal risks incident to the business of the Company and its subsidiaries and their respective properties and assets and are in character and amount at least equivalent to that carried by entities engaged in similar businesses and subject to the same or similar perils or hazards, except as would not, individually or in the aggregate, have a Material Adverse Effect.


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                                                                     EXHIBIT 2.1

     Section 2.21 OPINION OF FINANCIAL ADVISER. The Board has orally received the opinion of the Company's financial advisor, BAS, to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the Company's stockholders from a financial point of view and the Company will, promptly after receipt of such opinion in writing, deliver a signed copy of that opinion to Parent.

     Section 2.22 BROKERS. No broker, finder or investment banker (other than BAS) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and BAS pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

     Section 2.23 SECTION 203 OF DELAWARE LAW NOT APPLICABLE. The Board has taken all actions so that the restrictions contained in Section 203 of the Delaware Law applicable to a "business combination" (as defined in such Section
203) will not apply to the execution, delivery or performance of this Agreement or the Stockholders Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

     Section 2.24 INVESTMENT COMPANY ACT. Each of the Company and its subsidiaries either (i) is not an "investment company," or a company "controlled" by, or an "affiliated company" with respect to, an "investment company," within the meanings of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), or (ii) satisfies all conditions for an exemption from the Investment Company Act, and, accordingly, neither the Company nor any of its subsidiaries is required to be registered under the Investment Company Act.

     Section 2.25 VOTE REQUIRED. The Requisite Company Vote is the only vote of the holders of any class or series of the Company's capital stock necessary (under the charter documents of the Company, the Delaware Law, other applicable law or otherwise) to approve this Agreement, the Merger or the other transactions contemplated by this Agreement.

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                           PARENT AND ACQUISITION SUB

     Parent and Acquisition Sub hereby, jointly and severally, represent and warrant to the Company that, except as set forth in the section of the written disclosure schedule delivered on or prior to the date hereof, by Parent to the Company (the "PARENT DISCLOSURE SCHEDULE") corresponding to each representation and warranty made hereunder by Parent and Acquisition Sub:

     Section 3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Parent and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Parent and Acquisition Sub has the


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                                                                     EXHIBIT 2.1

requisite corporate power and authority and is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Parent or Acquisition Sub. Each of Parent and Acquisition Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect. A true and complete list of all of Parent's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock owned by Parent or another subsidiary, is set forth in Section 3.1 of Parent Disclosure Schedule.

     Section 3.2 CERTIFICATE OF INCORPORATION AND BY-LAWS. Each of Parent and Acquisition Sub have heretofore furnished to the Company a true, complete and correct copy of its Certificate of Incorporation and By-Laws, each as amended to date. Such Certificate of Incorporation and By-Laws are in full force and effect. Neither the Parent nor Acquisition Sub is in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

     Section 3.3 CAPITALIZATION OF PARENT. The authorized capital stock of Parent consists of (i) 100,000,000 shares of common stock, par value $0.01 per share, and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share. As of March 16, 2000, (i) 31,723,650 shares of common stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and none of which were held in treasury, (ii) no shares of common stock were held by subsidiaries of Parent, (iii) 3,730,193 shares of common stock were reserved for future issuance pursuant to outstanding stock options (the "PARENT STOCK OPTIONS"), and (iv) 3,730,193 shares of common stock were reserved for issuance upon redemption of certain outstanding units of limited partnership interest ("OP Units") in MeriStar H&R Operating Company, L.P. No material change in such capitalization has occurred between December 31, and the date hereof. Section
3.3 of Parent Disclosure Schedule sets forth a true and complete list of all outstanding options, warrants and other rights for the purchase of, or conversion into or exchange for common stock, the name of each holder thereof, the number of shares purchasable thereunder or upon conversion or exchange thereof and the per share exercise or conversion price or exchange rate of each option, warrant and other right. There are no options, warrants or other similar rights, agreements, arrangements, commitments or understanding, whether or not in writing, of any character relating to the issued or unissued capital stock or other securities of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue (whether upon conversion, exchange or otherwise) or sell any share of capital stock of, or other equity interests in or other securities of, Parent or any of its subsidiaries other than the Parent Stock Options or OP Units. All securities subject to issuance as aforesaid upon issuance on the term and conditions specified in the instruments pursuant to which they are issuable shall be duly authorized, validly issued, fully paid and nonassessable. Except as disclosed in Section 3.3 of Parent Disclosure Schedule, there are no obligations, contingent or otherwise, of Parent of any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of common stock or capital stock of any subsidiary or any other securities of Parent or any of its subsidiaries or to provide funds to or


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                                                                     EXHIBIT 2.1

make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity. Except as disclosed in Schedule 3.3 of Parent Disclosure Schedule, all of the outstanding shares of capital stock of each of Parent's subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by Parent or another subsidiary of Parent free and clear of all Liens. At the Effective Time, all shares of Parent Common Stock to be issued pursuant to this Agreement will be duly authorized, validly issued, fully paid and nonassessable.

     Section 3.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Acquisition Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Acquisition Sub and the consummation by each of Parent and Acquisition Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Acquisition Sub, and no other corporate proceedings on the part of Parent or Acquisition Sub or the stockholders of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Acquisition Sub enforceable against each of them in accordance with its terms.

     Section 3.5 NO CONFLICT, REQUIRED FILINGS AND CONSENTS.

          (a) Section 3.5(a) of Parent Disclosure Schedule includes a list of all contracts, agreements, arrangements or understanding, whether or not in writing, to which Parent or any of its subsidiaries is a party or by which any of them is bound as of the date hereof, (i) which are required to be filed as "material contracts" with the SEC pursuant to the requirements of the Exchange Act; (ii) under which the consequences of a default, nonrenewal or termination could have a Material Adverse Effect; (iii) which require the consent or waiver of a third party prior to Parent (or its subsidiary, if applicable) entering into the transactions contemplated by this Agreement, except where the failure to obtain such consent or waiver would not, individually or in the aggregate, have a Material Adverse Effect; or (iv) whose terms prohibit or would materially delay the consummation of the Merger and the other transactions contemplated by this Agreement.

          (b) The execution and delivery of this Agreement by Parent and Acquisition Sub do not, and the performance of this Agreement by each of Parent and Acquisition Sub will not, (i) conflict with or violate the certificate of incorporation (or equivalent organizational documents) or by-laws of Parent or Acquisition Sub, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or modification in a manner materially adverse to Parent or its subsidiaries of any right or benefit under, or impair Parent's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration, repayment or repurchase, increased payments or


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cancellation under, or result in the creation of a Lien on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except in the case of (ii) or (iii) only, for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on Parent or its subsidiaries.

          (c) The execution and delivery of this Agreement by each of Parent and Acquisition Sub does not, and the performance of this Agreement by each of Parent and Acquisition Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for (i) applicable requirements, if any, of the Securities Act, the Exchange Act, the Blue Sky Laws, the pre-merger notification requirements of the HSR Act, and the filing and recordation of appropriate merger or other documents as required by the Delaware Law or (ii) as would not have a Material Adverse Effect or prohibit or materially delay the consummation of the Merger and the other transactions contemplated by this Agreement.

     Section 3.6 COMPLIANCE, PERMITS.

          (a) Neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not have a Material Adverse Effect.

          (b) Parent and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from Governmental Authorities that are necessary to the operation of the business of Parent and its subsidiaries taken as a whole as it is now being conducted (collectively, the "PARENT PERMITS"), except when the failure to have such Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect. Parent and its subsidiaries are in compliance with the terms of Parent Permits, and neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of any applicable laws or regulations except, in each case, where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

     Section 3.7 SEC FILINGS; FINANCIAL STATEMENTS.

          (a) Parent has filed all forms, reports and documents required to be filed with the SEC including, without limitation, (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1998 and 1999, respectively, (ii) all proxy statements relating to Parent's meetings of stockholders (whether annual or special) held since January 1, 1999, (iv) all other reports or registration statements filed by Parent with the SEC since January 1, 1999 and
(v) all amendments and supplements to all such reports and registration statements


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                                                                     EXHIBIT 2.1

filed by Parent with the SEC since January 1, 1999 (collectively, the "PARENT SEC REPORTS"). Parent SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC or any national securities exchange or quotation service or comparable Governmental Authority.

          (b) Each of the consolidated financial statements (including, in each case, any related notes and schedules thereto) contained in Parent SEC Reports was prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

     Section 3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Parent SEC Reports or as contemplated by this Agreement, since December 31, 1998, Parent and its subsidiaries have conducted their business in the ordinary course and there has not occurred: (a) any Material Adverse Effect; or (b) except as disclosed in Section 3.3 of Parent Disclosure Schedule, any declaration, setting aside or payment of any dividend or distribution in respect of shares or any redemption, purchase or other acquisition of any of Parent's securities (except as contemplated by this Agreement).

     Section 3.9 NO UNDISCLOSED LIABILITIES. Neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) except liabilities (a) in the aggregate adequately provided for in Parent's unaudited balance sheet (including any related notes thereto) as of December 31, 1999 (the "1999 PARENT BALANCE SHEET"), (b) incurred in the ordinary course of business and not required under U.S. generally accepted accounting principles to be reflected on the 1999 Company Balance Sheet, (c) incurred since December 31, 1999 in the ordinary course of business consistent with past practice, (d) incurred in connection with this Agreement, (e) disclosed in Parent SEC Reports or (f) which would not have a Material Adverse Effect, in each case, other than liabilities under the Senior Secured Credit Agreement, dated as of February 29, 2000, between MeriStar H&R Operating Company, L.P., as borrower and Societe Generale, Southwest Agency, as administrative agent thereunder.

     Section 3.10 ABSENCE OF LITIGATION. Except as set forth in Section 3.10 of Parent Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, or any properties or rights of Parent or any of its subsidiaries, before any Governmental Authority or body, domestic or foreign, nor are there, to Parent's knowledge, any


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                                                                     EXHIBIT 2.1

investigations or reviews by any Governmental Authority pending or threatened against, relating to or affecting, Parent or any of its subsidiaries that, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect. Neither Parent nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree of any court or Governmental Authority which, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect.

     Section 3.11 EMPLOYMENT AND LABOR MATTERS. There are no controversies pending or, to the knowledge of Parent, threatened, between Parent or any of its subsidiaries and any of their respective employees, which controversies have had or could, individually or in the aggregate, have a Material Adverse Effect. Parent has no knowledge of any strikes or lockouts, or any material slowdowns, work stoppages, or threats thereof, by or with respect to any employees of Parent or any of its subsidiaries.

     Section 3.12 PROXY STATEMENT AND REGISTRATION STATEMENT. None of the information provided by Parent or Acquisition Sub and/or by their auditors, legal counsel, financial advisors or other consultants or advisors specifically for use in the Proxy Statement will, on the date the Proxy Statement is first published, sent or given to the Company's stockholders, on the date of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement, including any amendments or supplements thereto, will not, at the time declared effective, at the time mailed to the Company's stockholders, at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, neither Parent nor Acquisition Sub makes any representation or warranty with respect to any information provided by the Company and/or by its auditors, legal counsel, financial advisors, or other consultants or advisors specifically for use in the Registration Statement. The Registration Statement will comply in all material respects with the provisions of the Securities Act and any other applicable law.

     Section 3.13 TAXES. Parent and its subsidiaries (for such periods as each subsidiary was owned, directly or indirectly, by Parent) have filed all income Tax Returns and all other material Tax Returns required to be filed by them, and Parent and its subsidiaries have paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) and except as may be determined to be owed upon completion of any Tax Return not yet filed based upon an extension of time to file, and there are no other Taxes that would be due if asserted by a taxing authority, except with respect to which Parent is maintaining reserves to the extent currently required and except to the extent the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. Except as does not involve or would not result in liability to Parent or any of its subsidiaries that would have a Material Adverse Effect:


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                                                                     EXHIBIT 2.1

          (a) there are no Tax liens on any assets of Parent or any subsidiary thereof; and

          (b) proper and accurate amounts have been (i) withheld by Parent and its subsidiaries from their employees in compliance with the Tax withholding provisions of applicable Federal, state and local laws, and (ii) paid over to appropriate taxing authorities.

     Section 3.14 ENVIRONMENTAL MATTERS. Except in all cases as, in the aggregate, have not had and would not, individually or in the aggregate, have a Material Adverse Effect, Parent and each of its subsidiaries (i) to Parent's knowledge have obtained all applicable Environmental Permits which are required to be obtained under all applicable Environmental Laws by Parent or its subsidiaries (or their respective agents) which Environmental Permits are in full force and effect; (ii) to Parent's knowledge are in compliance with all terms and conditions of such Environmental Permits; (iii) are in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iv) as of the date hereof, are not aware of nor have received notice of any past or present violations of Environmental Laws or Environmental Permits or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with Environmental Permits or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, against Parent or any of its subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous toxic material or waste; and (v) have taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by Parent or its subsidiaries (or any of their respective agents) thereunder.

     Section 3.15 INTERESTED PARTY TRANSACTIONS. Except as set forth in Section
3.15 of Parent Disclosure Schedule and the Parent SEC Reports, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

     Section 3.16 INSURANCE. All material fire and casualty, general liability, business interruption, product liability, professional liability and sprinkler and water damage insurance policies maintained by Parent or any of its subsidiaries are with reputable insurance carriers, provide, to Parent's knowledge, full and adequate coverage for all normal risks incident to the business of Parent and its subsidiaries and their respective properties and assets and are in character and amount at least equivalent to that carried by entities engaged in similar businesses and subject to the same or similar perils or hazards, except as would not, individually or in the aggregate, have a Material Adverse Effect.

     Section 3.17 BROKERS. No broker, finder or investment banker (other than Salomon Smith Barney, Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.


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                                                                     EXHIBIT 2.1

     Section 3.18 INVESTMENT COMPANY ACT. Each of Parent and its subsidiaries either (i) is not an "investment company," or a company "controlled" by, or an "affiliated company" with respect to, an "investment company," within the meanings of the Investment Company Act, or (ii) satisfies all conditions for an exemption from the Investment Company Act, and, accordingly, neither Parent nor any of its subsidiaries is required to be registered under the Investment Company Act.

     Section 3.19 NO PRIOR ACTIVITIES; FINANCING.

          (a) Acquisition Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date hereof, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Acquisition Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

          (b) Parent has immediately available to it cash necessary to satisfy its obligations hereunder including, without limitation, the obligation to pay the cash portion of the Merger Consideration pursuant to the Merger and to pay all related fees and expenses in connection with the Merger.

                                   ARTICLE IV

                               CONDUCT OF BUSINESS

     Section 4.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless Parent shall otherwise agree in writing, which agreement shall not be unreasonably withheld, delayed, or conditioned, the Company shall, unless expressly authorized to do otherwise pursuant to paragraphs (a) through (o) below, in all material respects conduct its business and shall cause the businesses of its subsidiaries to be conducted only in the ordinary course of business consistent with past practice, and the Company shall use reasonable commercial efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has a significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed:


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                                                                     EXHIBIT 2.1

          (a) amend or otherwise change the Certificate of Incorporation or By-Laws of the Company or any of the Subsidiary Documents;

          (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities, exchangeable securities or other rights of any kind to acquire any shares of capital stock of any class, or any other ownership interest (including, without limitation, any phantom interest) in the Company, any of its subsidiaries or affiliates (except for (i) the issuance of shares of Common Stock issuable pursuant to the Stock Options or other agreements listed on SCHEDULE 2.3 hereto and (ii) the issuance of shares of Common Stock issuable to participants in the Company's Employee Stock Purchase Plan pursuant to the terms thereof);

          (c) sell, pledge, dispose or encumber any assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice, (ii) disposition of obsolete or worthless assets and (iii) sales of immaterial assets not in excess of $300,000;

          (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of the Company may declare and pay a dividend or make advances to its parent or the Company, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, including, without limitation, shares of Common Stock or any option, warrant, convertible or exchangeable securities or other right, directly or indirectly, to acquire shares of Common Stock, or propose to do any of the foregoing, except for the acceleration or termination of Stock Options pursuant to the terms of the Company Stock Option Plans and the exercise of such Stock Options or the termination of any other arrangement providing for the issuance of shares thereunder;

          (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any material property or assets, make any investment in, or make any capital contributions to, any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person or, except in the ordinary course of business consistent with past practice or in connection with purchases of equipment or capital improvements, make any loans or advances (other than loans or advances to or from direct or indirect wholly owned subsidiaries), (iii) enter into, terminate or amend any Material Contract or agreement other than in the ordinary course of business or where such contract, termination or amendment would not, individually or in the aggregate, have a Material Adverse Effect; (iv) authorize any capital expenditures or purchases of fixed assets which are, in the aggregate, in excess of $300,000; or
(v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.1(e);


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                                                                     EXHIBIT 2.1

          (f) except as set forth in the Company Disclosure Schedule, (i) increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees, except for increases in salary or wages of employees of the Company or its subsidiaries in accordance with past practice and in amounts that are in the aggregate reflected in the budgets previously provided to Parent, (ii) except pursuant to the existing agreements set forth on
Section 4.1(f) of the Company Disclosure Schedule or with respect to payments that do not exceed $100,000 in the aggregate or $50,000 per individual, grant any severance or termination pay to, or enter into any severance agreement or other agreement providing for severance payments with, any director, officer or other employee of the Company or any of its subsidiaries, (iii) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, (iv) enter into any employment or consulting agreement except with respect to new hires of non-officer employees in the ordinary course of business or (v) accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, insurance or other compensation or benefits; except in each of (i) through (v), as may be required by law;

          (g) take any action to change material accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

          (h) make any material Tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations, except to the extent the amount of any such settlement has been reserved for in the financial statements contained in the Company SEC Reports filed prior to the date of this Agreement;

          (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements contained in the Company SEC Reports filed prior to the date of this Agreement or incurred in the ordinary course of business and consistent with past practice;

          (j) enter into any compromise or settlement of, or take any material action with respect to, any litigation, action, suit, claim, proceeding or investigation other than the prosecution, defense and settlement of routine litigation, actions, suits, claims, proceedings or investigations in the ordinary course of business;

          (k) Subject to Section 4.3 of this Agreement, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization or any agreement relating to an Acquisition Proposal (as defined in Section 4.3 of this Agreement);


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                                                                     EXHIBIT 2.1

          (l) enter into any agreement, understanding or commitment that restrains, limits or impedes the Company's ability to compete with or conduct any business or line of business other than in the ordinary course of business consistent with past practice;

          (m) plan, announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of Company or its subsidiaries, except, only with respect to employees who do not exercise the functions of general manager, the equivalent or higher, in the ordinary course of business consistent with past practice;

          (n) enter into any new agreement to acquire or rent accommodations in an amount in excess of $100,000 or which will remain in effect for longer than one year from the date hereof or with terms other than ordinary course of business terms consistent with past practice; or

          (o) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (n) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect in any material respect or prevent the Company from performing, or cause the Company not to perform, its covenants hereunder.

     Section 4.2 CONDUCT OF BUSINESS BY PARENT PENDING THE MERGER. Parent covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless the Company shall otherwise agree in writing, which agreement shall not be unreasonably withheld, delayed, or conditioned, Parent shall, unless expressly authorized to do otherwise pursuant to paragraphs (a) through (d) below, in all material respects conduct its business and shall cause the businesses of its subsidiaries to be conducted only in the ordinary course of business consistent with past practice, and Parent shall use reasonable commercial efforts to preserve substantially intact the business organization of Parent and its subsidiaries, to keep available the services of the present officers, employees and consultants of Parent and its subsidiaries and to preserve the present relationships of Parent and its subsidiaries with customers, suppliers and other persons with which Parent or any of its subsidiaries has a significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither Parent nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed:

          (a) amend or otherwise change the Certificate of Incorporation or By-Laws of Parent in a manner that would adversely affect the holders of Parent Common Stock;

          (b) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of Parent may declare and pay a dividend or


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                                                                     EXHIBIT 2.1

make advances to its parent or Parent; other than such distributions ordinarily paid on a quarterly basis with respect to certain OP Units.

          (c) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of Parent, except for a merger or acquisition which will not impair Parent's ability to consummate the Merger; and

          (d) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.2 (a) through (c) above, or any action which would make any of the representations or warranties of Parent or Acquisition Sub contained in this Agreement untrue or incorrect in any material respect or prevent Parent or Acquisition Sub from performing, or cause Parent or Acquisition Sub not to perform, its covenants hereunder.

     Section 4.3 NO SOLICITATION; ACQUISITION PROPOSALS.

          (a) The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or representative or agent of the Company or any of its subsidiaries (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by the Company or any of its subsidiaries) to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing information or assistance), or take any other action to facilitate the initiation of any inquiries or proposals regarding an Acquisition Proposal (as hereinafter defined), (ii) engage in negotiations or discussions concerning, or provide any nonpublic information to any person relating to, any Acquisition Proposal, or (iii) agree to approve or recommend any Acquisition Proposal; provided, however, that nothing contained in this Section 4.3 shall prohibit the Company or the Board from taking and disclosing to stockholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith reasonable judgment of the Board after consultation with independent counsel, the failure to so disclose would be inconsistent with its fiduciary obligations to stockholders under applicable law; and provided, further, that, prior to the Stockholders Meeting and to the extent that the Board determines in good faith (after consultation with independent counsel) that not to do so would be inconsistent with its fiduciary duties to stockholders under applicable law, (y) the Board on behalf of the Company may upon the bona fide unsolicited request of a Third Party (as hereinafter defined) furnish information or data (including, without limitation, confidential information or data) relating to the Company or its subsidiaries for the purposes of an Acquisition Proposal and participate in negotiations with a person making an unsolicited bona fide Acquisition Proposal and (z) following receipt of a Superior Proposal (as hereinafter defined), the Board may withdraw or modify its recommendation relating to this Agreement or the Merger if the Board determines in good faith after consultation with outside legal counsel that failure to take such action would be inconsistent with its fiduciary duties to stockholders under applicable law; provided, however, that neither the Company nor the Board may (a) withdraw, modify or change its recommendation relating to this Agreement, (b) approve or recommend a Superior Proposal or (c) terminate this Agreement, unless prior to taking any of the actions referred to in clauses (a), (b) or (c) the Company has complied with the terms of Section 7.1(g) herein. Subject to the Company's right to terminate this Agreement pursuant to Section 7.1(f), nothing


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                                                                     EXHIBIT 2.1

in this Agreement and no action taken by the Board pursuant to this Section 4.3 will permit the Company to enter into any agreement or undertaking providing for any transaction contemplated by an Acquisition Proposal for so long as this Agreement remains in effect.

     As used in this Agreement, "ACQUISITION PROPOSAL" means either (i) a transaction pursuant to which any person (or group of persons) other than the Parent or its affiliates (a "THIRD PARTY") acquires 50% or more of the outstanding shares of the Common Stock of the Company pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires 50% or more of the outstanding shares of the Common Stock of the Company or of the entity surviving such merger or business combination, (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company, and the entity surviving any merger or business combination including any of them) of the Company having a fair market value equal to 50% or more of the fair market value of all the assets of the Company immediately prior to such transaction, (iv) any public announcement by a Third Party of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing, (v) a self tender offer, or (vi) any transaction subject to Rule 13(e)-3 under the Exchange Act.

     As used in this Agreement, "SUPERIOR PROPOSAL" means an Acquisition Proposal that (i) is not subject to any financing contingencies or is, in the good faith judgment of the Board after consultation with a nationally recognized financial advisor, reasonably capable of being financed and (ii) the Board determines in good faith, based upon such matters as it deems relevant, including consultation with a nationally recognized financial advisor, that the Acquisition Proposal would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the Merger.

          (b) Prior to providing any information to or entering into discussions with any person in connection with an Acquisition Proposal by a person as set forth in Section 4.3(a), the Company shall receive from such person an executed confidentiality agreement in reasonably customary form and shall notify Parent orally and in writing of any Acquisition Proposal (including, without limitation, the material terms and conditions thereof and the identity of the person making it) or any inquiries indicating that any person is considering making or wishes to make an Acquisition Proposal, as promptly as practicable (but in no case later than 24 hours) after its receipt thereof, and shall provide Parent with a copy of any written Acquisition Proposal or amendments or supplements thereto, and shall thereafter inform Parent on a prompt basis of (i) the status of any discussions or negotiations with any such third party, and any material changes to the terms and conditions of such Acquisition Proposal, and shall promptly give Parent a copy of any information delivered to such person which has not previously been reviewed by Parent and (ii) any request by any person for nonpublic information relating to its or any of its subsidiaries' properties, books or records.

          (c) Subject to the foregoing provisions of this Section 4.3, the Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any person (other than Parent and Acquisition
Sub) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from


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                                                                     EXHIBIT 2.1

the confidentiality provisions of any confidentiality agreement to which the Company is a party.

          (d) The Company shall ensure that the officers and directors of the Company and its subsidiaries and any investment banker, financial advisor, attorney, accountant or other advisor or representative retained by the Company are aware of the restrictions described in this Section 4.3.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

     Section 5.1 HSR ACT. As promptly as practicable after the date of this Agreement, the Company and Parent shall, if required, file notifications under the HSR Act in connection with the Merger and the transactions contemplated hereby and shall respond as promptly as practicable to any inquiries and requests received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "ANTITRUST DIVISION") for additional information or documentation and from any State Attorney General or other Governmental Authority in connection with antitrust matters.

     Section 5.2 ACCESS TO INFORMATION; CONFIDENTIALITY. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), each party shall, and shall cause each of its subsidiaries to afford, to the officers, employees, accountants, counsel, financial advisors and other representatives of the other or the financing sources of Parent of Acquisition Sub reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each party shall (and shall cause each of its subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each party shall make available to the other the appropriate individuals (including attorneys, accountants, and other professionals) for discussion of its business, properties and personnel as such other party may reasonably request. Any such investigation by any party shall not affect the representations or warranties of such party contained in this Agreement. Each party shall keep such information confidential in accordance with the terms of the confidentiality letter dated June 15, 1999 (the "CONFIDENTIALITY LETTER"), between Parent and the Company.

     Section 5.3 CONSENTS; APPROVALS. Subject to Section 4.3, the Company, Parent and Acquisition Sub shall each use their best efforts to take all appropriate action to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement, including, without limitation, using their best efforts to obtain all consents, waivers, approvals, authorizations or orders of Governmental Authorities and parties to contracts with the Company or any of its subsidiaries, and the Company, Parent and


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                                                                     EXHIBIT 2.1

Acquisition Sub shall make all filings including, without limitation, all filings with Governmental Authorities required in connection with the authorization, execution and delivery of this Agreement by the Company, Parent and Acquisition Sub, the consummation by them of the transactions contemplated hereby and to fulfill the conditions to the Merger.

     Section 5.4 INDEMNIFICATION AND INSURANCE.

          (a) The Certificate of Incorporation and By-Laws of the Surviving Corporation shall contain provisions with respect to indemnification, advancement of expenses and exculpation at least as protective to any officer or director as those set forth in the Certificate of Incorporation and By-Laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

          (b) Parent shall cause the Surviving Corporation, to the fullest extent permitted under applicable law, to indemnify and hold harmless, and advance defense costs and expenses to, each present and former director, officer or employee of the Company or any of its subsidiaries (collectively, the "INDEMNIFIED PARTIES") against any costs or expenses (including attorneys'
fees), judgments, fines, losses, claims, damages and liabilities incurred in connection with, and amounts paid in settlement of, any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and wherever asserted, bought or filed, (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions or alleged acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the respective Certificate of Incorporation or By-Laws of the Company or the subsidiaries or any applicable contract or agreement as in effect on the date hereof, in each case for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time) in which there exists no conflict between the interests of the indemnifying party and the Indemnified Party, the indemnifying party shall have a right to assume and direct all aspects of the defense thereof, including settlement, and the Indemnified Party shall cooperate in the defense of any such matter. The Indemnified Party shall have a right to participate in (but not control) the defense of any such matter with its own counsel and at its own expense. The indemnifying party shall not settle any such matter unless (i) the Indemnified Party gives prior written consent, which shall not be unreasonably withheld, or (ii) the terms of the settlement provide that the Indemnified Party shall have no responsibility for the discharge of any settlement amount and impose no other obligations or duties on the Indemnified Party and the settlement provides the Indemnified Party with a full release and discharges all rights against the Indemnified Party with respect to such matter. In no event shall the indemnifying party be liable for any settlement effected without its prior written consent; provided that if such indemnifying party elected not to assume and direct the defense of such action, such indemnifying party's consent to such settlement shall not be unreasonably withheld or delayed. Any Indemnified Party wishing to claim indemnification under this
Section 5.4(b), upon learning of any such claim, action, suit, proceeding or investigation, shall notify Parent and the Surviving Corporation (but the failure so to notify shall not relieve the indemnifying party from any liability which it may have under


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                                                                     EXHIBIT 2.1

this Section 5.4(b) except to the extent of any damages caused by such failure to the indemnifying party), and shall deliver to Parent and the Surviving Corporation the undertaking contemplated by Section 145(e) of the Delaware Law. If the indemnifying party does not assume the defense of any such action, the Indemnified Parties as a group may retain only one law firm in each jurisdiction to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The indemnity agreements of Parent and the Surviving Corporation in this Section 5.4(b) shall extend, on the same terms to, and shall inure to the benefit of and shall be enforceable by, each person or entity who controls, or in the past controlled, any present or former director, officer or employee of the Company or any of its subsidiaries.

          (c) For a period of six years after the Effective Time, Parent shall cause the Surviving Corporation or any successor thereto to maintain in effect, if available, directors, and officers' liability insurance covering actions by directors and officers of the Company occurring at or prior to the Effective Time and covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been made available to Parent) (the "COVERED PERSONS") on terms (including the amounts of coverage and the amounts of deductible, if any) that are comparable to the terms now applicable to the Company's directors and officers under the Company's current policies, and with insurers of no lesser financial standing than the insurers issuing the Company's current policies; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend in excess of 250% of the annual premium currently paid by the Company for such coverage; and provided further, that if the premium for such coverage exceeds such amount, Parent or the Surviving Corporation shall purchase a policy with the greatest coverage available for such 250% of the annual premium.

          (d) This Section shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by the Indemnified Parties. In the event that Parent or Surviving Corporation or any of their successors or assigns (i) consolidates or merges into any other person or entity and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, then and in such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation (as the case may be) assume the obligations of Parent and the Surviving Corporation set forth in this Section.

          (e) From and after the Effective Time, Parent unconditionally guarantees the obligations of the Surviving Corporation arising under this
Section 5.4.

     Section 5.5 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be materially untrue or inaccurate, or (ii) any failure of the Company, Parent or Acquisition Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with

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                                                                     EXHIBIT 2.1

or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 5.6 FURTHER ACTION. Upon the terms and subject to the conditions hereof (including, without limitation, Section 4.3), each of the parties shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. Parent shall take all action necessary to cause Acquisition Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

     Section 5.7 PUBLIC ANNOUNCEMENTS. Parent and t he Company shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld, delayed or conditioned; provided, however, that a party may, without the prior consent of the other part, issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of the NYSE or the American Stock Exchange, Inc., if it has used all reasonable efforts to consult with the other party.

     Section 5.8 CONVEYANCE TAXES. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time.

     Section 5.9 EMPLOYEE BENEFIT PLANS.

          (a) Following the Effective Time, to the extent that Parent arranges for any employees of the Company or any subsidiary of the Company to participate in any counterpart Parent benefit plans in accordance with the eligibility criteria thereof, (i) such participants shall receive full credit for years of service with the Company or any subsidiary of the Company (and service otherwise credited by the Company or any subsidiary of the Company) prior to the Effective Time for all purposes for which such service was recognized under the Company's Employee Plans, including, but not limited to, eligibility to participate and vesting but not including the accrual of benefits and (ii) Parent shall cause any and all pre-existing condition limitations, eligibility waiting periods and evidence of incurability requirements under any group plans to be waived with respect to such participants who are eligible to participate after the Effective Time. Notwithstanding any of the foregoing to the contrary, none of the provisions contained herein shall operate to duplicate any benefit provided to any employee of the Company or the funding of any such benefit or obligate Parent to (i) make any particular benefit plan or benefit available to any employee, (ii) continue

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                                                                     EXHIBIT 2.1

any particular benefit plan or benefit or (iii) refrain from terminating or amending any particular benefit plan or benefit.

          (b) Following the Effective Time, Parent shall cause the Surviving Corporation to honor and perform, pursuant to their terms, all employee benefit obligations to current and former employees and directors of the Company under any Company Employee Plans; provided, however, that nothing contained herein shall limit any reserved right in any Company Employee Plan to amend, modify, suspend, revoke or terminate any such plan as to non-vested benefits.

     Section 5.10 LISTING AND DELISTING OF SECURITIES. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for quotation on the NYSE, subject to official notice of issuance, prior to the Effective Time. As soon as practicable following the Effective Time, the parties hereto shall take all action necessary to cause the Company's Common Stock to be de-listed from the American Stock Exchange, Inc. and de-registered under the Exchange Act.

     Section 5.11 AUDITED FINANCIAL STATEMENTS. As soon as practicable, the Company shall provide to Parent and Acquisition Sub copies of the fully audited consolidated financial statements of the Company and its consolidated subsidiaries for the Company's fiscal year ended December 31, 1999.

     Section 5.12 PLAN OF REORGANIZATION. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts (i) to cause the Merger to qualify, and will not, without the prior written consent of the parties hereto, knowingly take any actions or cause any actions to be taken, or knowingly fail to take any action or fail to cause any action to be taken, which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code, and (ii) to obtain (in the case of the Company) or to cause to obtain (in the case of Parent and Acquisition Sub) the opinion of counsel referred to in
Section 6.3(c) below, including the execution of the letters of representations referred to therein. Following the Effective Time, and consistent with any such consent, none of the Surviving Corporation, Parent or any of their affiliates shall knowingly take any action or cause any action to be taken, or knowingly fail to take any action or fail to cause any action to be taken, which would cause the Merger to fail to so qualify as a reorganization under Section 368(a) of the Code.

     Section 5.13 SENIOR CREDIT FACILITY. Promptly after the Effective Time of the Merger, the Surviving Corporation shall pay, and the Parent shall provide such financing so as to enable the Surviving Corporation to pay, all amounts outstanding under the Company's Revolving Credit Agreement dated as of March 31, 1997, as amended, with Fleet National Bank and Bank One, N.A.


                                   ARTICLE VI


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                                                                     EXHIBIT 2.1

                            CONDITIONS TO THE MERGER

     Section 6.1 CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver to the extent permissible under law at or prior to the Effective Time of all the following conditions:

          (a) STOCKHOLDERS' APPROVAL. The Merger and this Agreement shall have been duly approved by the Requisite Company Vote of the stockholders of the Company. Parent and Acquisition Sub shall vote their Shares in favor of the Merger to the extent not otherwise prohibited by law or any judgment, injunction, decree or order of any Governmental Authority.

          (b) HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated.

          (c) LISTING. The shares of Parent Common Stock issuable to the Company's stockholders pursuant to this Agreement shall have been authorized for quotation on the NYSE upon official notice of issuance.

          (d) GOVERNMENTAL ACTIONS. There shall not have been any action or proceeding brought or threatened by any Governmental Authority or any other Person (other than, with respect to any action or proceeding brought or threatened by a Person, as would not have a Material Adverse Effect) or any statute, regulation, legislation, judgment, decree or order, enacted, entered, enforced, promulgated, amended, issued or deemed applicable to the Merger by any Governmental Authority that could have the effect of: (i) making illegal, or otherwise directly or indirectly restraining or prohibiting or imposing material penalties or fines or requiring the payment of material damages in connection with the acceptance for payment of, the payment for, or the ownership, directly or indirectly, of, some or all of the Shares by Parent or Acquisition Sub or the consummation of the Merger; (ii) prohibiting or materially limiting, the direct or indirect ownership or operation by the Company or by Parent of all or any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or compelling Parent to dispose of or hold separate all or any material portion of the business or assets of the Company or Parent or their respective subsidiaries, taken as a whole, as a result of the transactions contemplated by this Agreement; (iii) imposing or confirming material limitations on the ability of Parent effectively to hold or to exercise full rights of ownership of shares of capital stock of the Surviving Corporation, including, without limitation, the right to vote any such shares of capital stock of the Surviving Corporation on all matters properly presented to the stockholders of the Surviving Corporation, including, without limitation, the approval and adoption of the Agreement and the transactions contemplated thereby; (iv) requiring divestiture by Parent or Acquisition Sub, directly or indirectly, of any shares of capital stock of the Surviving Corporation; or (v) which would reasonably be likely to result in a Material Adverse Effect; PROVIDED, HOWEVER, that prior to invoking this condition, the party so invoking this condition shall have complied with its obligations under Sections 5.3 and 5.6.


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                                                                     EXHIBIT 2.1

          (e) CONSENTS AND APPROVALS. All consents and approvals necessary to the consummation of the Merger, including without limitations consents from parties to loans, leases and other agreements and consents from any Governmental Authority shall have been duly obtained other than consents and approvals the failure to obtain which would not, individually or in the aggregate, have a Material Adverse Effect on the Company or its subsidiaries or on Parent or its subsidiaries; provided, however, that prior to invoking this condition, the party so invoking this condition shall have complied with its obligations under Sections 5.3 and 5.6.

          (f) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of such Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened by the SEC.

     Section 6.2 ADDITIONAL CONDITIONS TO OBLIGATION OF PARENT AND ACQUISITION SUB TO EFFECT THE MERGER. The obligations of each of Parent and Acquisition Sub to effect the Merger and consummate the other transactions contemplated hereby are also subject to the satisfaction or waiver by Parent and Acquisition Sub at or prior to the Effective Time of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and Parent shall have received a certificate (which certificate may be qualified by knowledge to the same extent as the representations and warranties of the Company contained in this Agreement are so qualified) signed on behalf of the Company by an executive officer of the Company to such effect.

          (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed or complied in all material respects with all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

          (c) DISSENTING SHARES. The aggregate number of Dissenting Shares shall not exceed 5% of the total number of Shares of Company Common Stock outstanding on the Closing Date.

          (d) TAX OPINION. Parent shall have received the opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Parent, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code and that each party hereto will be treated as a "party to the reorganization" within the meaning of section 368(b) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such counsel of customary


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                                                                     EXHIBIT 2.1

representation letters from each of Parent, Acquisition Sub and the Company substantially in the forms of those contained in the Parent officer's certificate and the Company's officer's certificate attached hereto as Exhibit A-1 and Exhibit A-2, respectively.

     Section 6.3 ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger and consummate the other transactions contemplated hereby is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of each of Parent and Acquisition Sub set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of each of Parent and Acquisition Sub set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the Company shall have received a certificate (which certificate may be qualified by knowledge to the same extent as the representations and warranties of each of Parent and Acquisition Sub contained in this Agreement are so qualified) signed on behalf of each of Parent and Acquisition Sub by an executive officer of Parent to such effect.

          (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND ACQUISITION SUB. Each of Parent and Acquisition Sub shall have performed or complied in all material respects with all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Acquisition Sub by an executive officer of Parent to such effect.

          (c) TAX OPINION. The Company shall have received the opinion of Nutter, McClennen & Fish, LLP, counsel to the Company, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code and that each party hereto will be treated as a "party to the reorganization" within the meaning of section 368(b) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such counsel of customary representation letters from each of Parent, Acquisition Sub and the Company substantially in the forms of those contained in the Parent officer's certificate and the Company's officer's certificate attached hereto as Exhibit A-1 and Exhibit A-2, respectively.


                                   ARTICLE VII

                                   TERMINATION

     Section 7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company or Parent:


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                                                                     EXHIBIT 2.1

          (a) by mutual written consent duly authorized by the boards of directors or any committee thereof of Parent, Acquisition Sub and the Company;

          (b) by either Parent or the Company if a court of competent jurisdiction or Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party who has not complied with its obligations under Sections 5.3 and 5.6 and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action);

          (c) by either Parent or the Company if the Effective Time shall not have occurred on or before August 15, 2000 (or September 15, 2000 if the failure of the Effective Time to occur shall be the result of a request for additional information under the HSR Act or the failure to obtain any necessary governmental or regulatory approval); provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose breach or failure to fulfill any obligation under this Agreement has been the cause of or resulted in such failure of the Effective Time to occur;

          (d) by Parent, if the Board shall have (i) failed to recommend, withdrawn or modified in a manner adverse to Parent or Acquisition Sub, or publicly taken a position materially inconsistent with, its approval or recommendation of the Merger or the transactions contemplated by this Agreement,
(ii) approved, endorsed or recommended an Acquisition Proposal, or (iii) resolved or publicly disclosed any intention to do any of the foregoing;

          (e) by Parent or the Company, (i) if any representation or warranty of the Company or Parent, respectively, set forth in this Agreement that are qualified by reference to materiality shall not be true and correct or any representation or warranty of the Company or Parent, respectively, set forth in this Agreement that is not qualified by reference to materiality shall not be true and correct in all material respects in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, or (ii) upon a breach of or failure to perform in any material respect any covenant or agreement on the part of the Company or Parent, respectively, set forth in this Agreement, except in each of (i) and
(ii) above, where the failure to perform such covenants or agreements or the failure of such representations and warranties to be so true and correct would not have a Material Adverse Effect (either (i) or (ii) above being a "TERMINATING BREACH"); PROVIDED, HOWEVER, that, if such Terminating Breach is curable by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.1(e), and provided further that the right to terminate this Agreement pursuant to this Section 7.1(e) shall not be available to any party whose breach of or failure to fulfill its obligations under this Agreement resulted in the failure of any such condition;

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                                                                     EXHIBIT 2.1

          (f) by Parent or the Company if this Agreement and the Merger shall fail to receive the Requisite Company Vote for adoption at the Stockholders Meeting or any adjournment or postponement thereof;

          (g) by the Company, following the receipt by the Company after the date hereof, under circumstances not involving any breach of the provisions of
Section 4.3, of a Superior Proposal, if the Board, after consultation with outside legal counsel, shall have determined in good faith that the failure to terminate this Agreement would be inconsistent with its fiduciary duties to the Company's stockholders under applicable law, provided that (i) the Company has complied with all provisions of Section 4.3, including the notice provisions therein, (ii) the Company enters into a definitive agreement providing for the transactions contemplated by such Acquisition Proposal immediately following such termination,] (iii) the Board shall have given Parent at least five days prior written notice of its determination to terminate this Agreement pursuant to this Section 7.1(g) and shall have afforded Parent a reasonable opportunity within such five day period to amend the terms of this Agreement and (iv) such termination shall not be effective until the Company shall have paid to Parent the Termination Fee (as defined below) in accordance with provisions of Section 7.3; and

          (h) by the Company if the Average Trading Price is less than $2.25 or by the Parent if the Average Trading Price is more than $3.75.

     Section 7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 7.1, there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers, employees or stockholders except as set forth in Sections 2.22, 5.2, 5.7, 7.3 and Article VIII and this Agreement shall otherwise forthwith become void. Except as otherwise provided in Section 7.3, nothing herein shall relieve any party from liability for any willful breach of any of its representations and warranties or the breach of any of its covenants or agreements set forth in this Agreement.

     Section 7.3 FEES AND EXPENSES.

          (a) Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated, except that all fees and expenses incurred in connection with the filing of the Proxy Statement, the printing and mailing of the Proxy Materials and filings required under the HSR Act shall be shared equally by Parent and the Company.

          (b) The Company shall pay Parent a fee, including Parent's and Acquisition Sub's actual and reasonable out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby, of $1,800,000 (the "TERMINATION FEE") if this Agreement is terminated by Parent pursuant to Section 7.1(d) or Section 7.1(e) or by the Company pursuant to
Section 7.1(g).

          (c) In the event this Agreement is terminated by either party pursuant to Section 7.1(f), the Company shall reimburse Parent for actual and reasonable out-of-pocket

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                                                                     EXHIBIT 2.1

expenses incurred in connection with this Agreement and the transactions contemplated hereof, up to a maximum of $750,000.

          (d) The Termination Fee payable pursuant to Section 7.1(g), Section 7.3(b) or Section 7.3(c) shall be paid by wire transfer in immediately available funds within three (3) business days of the termination of this Agreement.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     Section 8.1 EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Except as otherwise provided in this Section 8.1, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties, covenants and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that this Section
8.1 shall not limit any covenant or any agreement of the parties which by its terms contemplates performance after the Effective Time and which shall survive in accordance with its respective terms. The Confidentiality Letter shall survive termination of this Agreement as provided therein.

     Section 8.2 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

          (a)  If to Parent or Acquisition Sub:

               MERISTAR HOTELS & RESORTS, INC
               1010 Wisconsin Ave.
               Washington, D.C. 20007

               Telecopier No.: 202-295-1026
               Telephone No.: 202-295-2316
               Attention:  Christopher L. Bennett, Esq.

          With a copy to:

               Paul, Weiss, Rifkind, Wharton & Garrison
               1285 Avenue of the Americas
               New York, New York 10019-6014

               Telecopier No.:  212-757-3990
               Telephone No.:  212-373-3000
               Attention:  Richard S. Boris, Esq.

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                                                                     EXHIBIT 2.1
          (b)  If to the Company:

               BridgeStreet Accommodations, Inc.
               2242 Pinnacle Parkway
               Twinsburg, OH  44087-9904

               Telecopier No.:  1-330-405-6060
               Telephone No.:  1-330-405-6061
               Attention:  President

          With a copy to:

               Nutter, McClennen & Fish, LLP
               One International Place
               Boston, Massachusetts 02110-2699

               Telecopier No.: (617) 310-9597
               Telephone No.: (617) 439-2595
               Attention: Constantine Alexander, Esq.

     Section 8.3 CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

          (a) AFFILIATE means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

          (b) BENEFICIAL OWNER with respect to any shares of Common Stock means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

          (c) BUSINESS DAY means any day other than a day on which banks in New York are required or authorized to be closed;

          (d) CONTROL (including the terms CONTROLLED BY, and UNDER COMMON CONTROL WITH) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether

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                                                                     EXHIBIT 2.1

through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

          (e) KNOWLEDGE means, with respect to any matter in question, actual knowledge of any executive officer of the entity in question with respect to such matter after making reasonable inquiry of officers and other employees charged with senior administrative or operational responsibility of such matters;

          (f) PERSON means an individual, corporation, partnership, limited liability company, association, joint venture, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

          (g) SUBSIDIARY or SUBSIDIARIES of the Company, the Surviving Corporation, Parent or any other person means any person or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     Section 8.4 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     Section 8.5 WAIVER. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     Section 8.6 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 8.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely


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                                                                     EXHIBIT 2.1

as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     Section 8.8 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Letter), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein.

     Section 8.9 ASSIGNMENT; GUARANTEE OF ACQUISITION SUB OBLIGATIONS. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Acquisition Sub may assign all or any of their rights hereunder to any affiliate provided that no such assignment shall relieve the assigning party of its obligations hereunder.

     Section 8.10 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than
Section 5.4 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

     Section 8.11 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     Section 8.12 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware.

     Section 8.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     Section 8.14 INTERPRETATION. The parties hereto acknowledge that certain matters set forth in the Company Disclosure Schedule and certain matters set forth in the Parent Disclosure Schedule are included for informational purposes only, notwithstanding the fact that, because they do not rise above applicable materiality thresholds or otherwise, they would not be required to be set forth therein by the terms of this Agreement. The parties agree that disclosure of such matters shall not be taken as an admission by the Company or Parent, as the case may be, that such disclosure is required to be made under the terms of any provision of this Agreement and in no event shall the disclosure of such matters be deemed or interpreted to broaden or otherwise amplify the representations and warranties contained in this Agreement or to imply that such matters are or are not material and neither party shall use, in any dispute

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                                                                     EXHIBIT 2.1

between the parties, the fact of any such disclosure as evidence of what is or is not material for purposes of this Agreement.


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     IN WITNESS WHEREOF, Parent, Acquisition Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


MERISTAR HOTELS & RESORTS, INC.


By:  /s/ Christopher L. Bennett
     --------------------------
     Name:  Christopher L. Bennett
          ------------------------
     TITLE: VICE PRESIDENT, LEGAL AND SECRETARY


MERISTAR BROOKLYN, INC.


BY:  /s/ CHRISTOPHER L. BENNETT
     --------------------------
     NAME:  CHRISTOPHER L. BENNETT
            ----------------------
     TITLE: VICE PRESIDENT, LEGAL AND SECRETARY


BRIDGESTREET ACCOMMODATIONS, INC.


BY:  /s/ JOHN E. DANNEBERG
     ---------------------
     NAME:  JOHN E. DANNEBERG
            -----------------
     TITLE: PRESIDENT AND CHIEF EXECUTIVE OFFICER